SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2014

Cigna Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-08323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

900 Cottage Grove Road
Bloomfield, Connecticut 06002
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:

(860) 226-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On April 23, 2014, the Board of Directors (the “Board”) of Cigna Corporation (“Cigna” or the “Company”) appointed Michelle Gass as an independent member of the Board, effective as of the same date.  Ms. Gass also will serve on the Audit Committee and the Corporate Governance Committee of the Board.

Ms. Gass will participate in Cigna’s non-employee director compensation program, as described on pages 28 through 30 of Cigna’s proxy statement for the 2014 annual meeting of shareholders filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2014.  A description of the non-employee director compensation program also is contained in Exhibit 10.3 to Cigna's annual report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 23, 2012.

A copy of the Company’s press release announcing the appointment of Ms. Gass to the Board is attached to this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press release dated April 23, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cigna Corporation

Date: April 23, 2014	By: /s/ Nicole S. Jones
Nicole S. Jones
Executive Vice President
and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press release dated April 23, 2014.